Exhibit 99.1

The Marygold Companies Reports Financial Results

for 2025 First Fiscal Quarter

-Company Continues Investments In Financial Services Sector -

San Clemente, Calif., November 8, 2024—The Marygold Companies, Inc. (“TMC,” or the “Company”) (NYSE American: MGLD), a diversified global holding firm, today reported financial results for its 2025 first fiscal quarter ended September 30, 2024.

Revenue for the three months ended September 30, 2024 amounted to $7.9 million, compared with $8.2 million last year. The Company sustained a net loss of $1.6 million, equal to a loss of $0.04 per share, for the first quarter of fiscal year 2025, compared with a net loss of $0.5 million, equal to a loss of $0.01 per share, for the first quarter of fiscal 2024.

TMC’s balance sheet remained strong at September 30, 2024. Cash and cash equivalents increased to $6.7 million from $5.5 million at June 30, 2024, the close of TMC’s prior fiscal year. Total assets at September 30, 2024, rose to $35.9 million from $32.9 million at year-end, and total stockholders’ equity declined slightly to $25.5 million at the end of the first quarter, from $26.6 million at fiscal year-end.

“As anticipated, the loss for the first quarter was driven by continued investments and expenses in the financial services sector, in particular, in our proprietary mobile fintech app, and by a slight decrease in average assets under management (AUM) by our largest operating unit, UCSF Investments,” said David Neibert, TMC’s Chief Operations Officer. “Commodity price fluctuations and the high-interest rate environment, along with geopolitical and economic uncertainty, likely affected average AUM, which amounted to $3.1 billion for the most recent quarter vs. $3.5 billion a year ago. Moving into fiscal 2025, additional investments in TMC’s strategic transformation and emphasis on financial services are expected to continue to negatively impact our bottom line,” Neibert added.

Nicholas Gerber, TMC’s Chief Executive Officer, said, “We are continuing to put the foundational building blocks together as we transform TMC’s primary focus to financial services and plan for the rollout of our mobile fintech app in the U.K. Additionally, we acquired a nearly eight percent ownership stake in Midland Capital Holdings Corporation, a privately owned holding company whose principal operating entity is Midland Federal Savings and Loan Association, which operates four full-service branch offices in the greater Chicago area. This transaction followed earlier acquisitions of UK-based investment advisory firms Tiger Financial & Asset Management and Step By Step Financial Planners.

“We are optimistic that our investments we make today in the financial services sector, although impacting current and near-term operating results and requiring patience by all of us, will provide tangible benefits and enhanced valuation for all stakeholders over the long-term,” said Gerber.

Business Units

The Company’s USCF Investments subsidiary, https://www.uscfinvestments.com/, acquired in 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 15 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in 2020, Printstock Products Limited https://www.printstock.co.nz, is a printer of specialized food wrappers and is located in Napier, New Zealand. Its operations are consolidated with those of Gourmet Foods.

Brigadier Security Systems, www.brigadiersecurity.com, acquired in 2016 and headquartered in Saskatoon, Canada, provides comprehensive security solutions to homes and businesses, government offices, schools and other public buildings throughout the province under the brands Brigadier Security Systems in Saskatoon and Elite Security in Regina, Canada.

Acquired in 2017, San Clemente, Calif.-based Original Sprout, www.originalsprout.com, produces and distributes a full line of vegan, safe, non-toxic hair and skin care products, including a “reef safe” sun screen, throughout the U.S. and in many regions throughout the world.

About Marygold & Co. and Marygold & Co. (UK)

Marygold & Co., https://marygoldandco.com/, headquartered in Denver, Colo., is a wholly owned TMC subsidiary established in 2019 to explore opportunities in the financial technology sector. Marygold & Co. (UK) Limited, https://marygoldandco.uk/, also a wholly owned TMC subsidiary, was established in the U.K. in 2021 and operates through two U.K.-based investment advisory business units: Tiger Financial & Asset Management Limited (“Tiger”), acquired in 2022, http://www.tfam.co.uk/, and Step-by Step Financial Planners, acquired in 2024, https://www.sbsfp.co.uk/, that manage clients’ financial wealth across a diverse product range.

About The Marygold Companies, Inc.

The Marygold Companies was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Marygold & Co., Tiger Financial & Asset Management Limited, Step By Step Financial Planners, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, satisfaction of customary closing conditions related to the offering, the expected timing of the closing of the offering and the risks disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and in the Company’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:
Roger S. Pondel
PondelWilkinson Inc.
310-279-5965
rpondel@pondel.com

Contact the Company:
David Neibert, Chief Operations Officer
949-429-5370
dneibert@themarygoldcompanies.com

THE MARYGOLD COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	September 30, 2024	June 30, 2024
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,665	$5,461
Accounts receivable, net (of which $1,578 and $1,455, respectively, due from related parties)	2,507	2,678
Inventories	2,175	2,191
Prepaid income tax and tax receivable	1,751	1,338
Investments, at fair value	10,807	9,551
Other current assets	1,096	3,034
Total current assets	25,001	24,253

Restricted cash	64	62
Property and equipment, net	1,144	1,166
Operating lease right-of-use assets	1,518	974
Goodwill	2,481	2,481
Intangible assets, net	1,296	1,375
Deferred tax assets, net	1,969	1,969
Other assets	2,402	619
Total assets	$35,875	$32,899

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,125	$4,021
Lease liabilities, current portion	698	620
Purchase consideration payable, current portion	251	277
Notes payable, current portion	2,800	315
Total current liabilities	7,874	5,233

Notes payable, net of current portion	910	-
Purchase consideration payable, net of current portion	251	237
Lease liabilities, net of current portion	949	455
Deferred tax liabilities, net	360	360
Total long-term liabilities	2,470	1,052
Total liabilities	10,344	6,285

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001; 50,000 shares authorized
Series B: 49 issued and outstanding at September 30, 2024 and June 30, 2024	-	-
Common stock, $0.001 par value; 900,000 shares authorized; 40,326 and 40,096 shares issued and outstanding at September 30, 2024 and June 30, 2024, respectively	40	40
Additional paid-in capital	13,285	12,825
Accumulated other comprehensive loss	(226)	(269)
Retained earnings	12,432	14,018
Total stockholders’ equity	25,531	26,614
Total liabilities and stockholders’ equity	$35,875	$32,899

THE MARYGOLD COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarters Ended September 30,
	2024	2023

Revenue
Fund management - related party	$4,591	$5,049
Food products	1,822	1,730
Beauty products	597	775
Security systems	690	554
Financial services	210	127
Revenue	7,910	8,235

Cost of revenue	2,128	2,037

Gross profit	5,782	6,198

Operating expense
Salaries and compensation	3,147	2,590
General and administrative expense	2,565	2,248
Fund operations	1,412	1,270
Marketing and advertising	669	972
Depreciation and amortization	159	154
Total operating expenses	7,952	7,234

Loss from operations	(2,170)	(1,036)

Other income (expense):
Interest and dividend income	151	193
Interest expense	(31)	(4)
Other (expense) income, net	(19)	44
Total other income (expense), net	101	233

Loss before income taxes	(2,069)	(803)

Benefit from income taxes	483	303

Net loss	$(1,586)	$(500)

Weighted average shares of common stock
Basic	40,848	40,397
Diluted	40,848	40,397

Net loss per common share
Basic	$(0.04)	$(0.01)
Diluted	$(0.04)	$(0.01)